Exhibit No. 10.5

FIRST AMENDMENT
TO THE
TEXAS PACIFIC LAND CORPORATION
2021 NON-EMPLOYEE DIRECTOR STOCK AND DEFERRED COMPENSATION PLAN

In accordance with Article 12 of the Texas Pacific Land Corporation 2021 Non-Employee Director Stock and Deferred Compensation Plan (the “Plan”), the Plan is hereby amended, as follows:
1. Section 2.1 of the Plan is amended in its entirety to read as follows:
“‘Administrator’ means the General Counsel of the Company, provided, however, effective October 31, 2023, various administrative functions under the Plan, as specified in this Amendment, shall be the responsibility of the Company’s Compensation Committee of the Board (referenced herein as the “Committee”) instead.”
2. Section 3.1 of the Plan is amended in its entirety to read as follows:
“3.1 General. Except as otherwise provided herein, the Committee and Administrator shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan, and may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Committee and Administrator, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Directors, the Company, and all other interested individuals.”
3. Section 3.2 of the Plan is amended in its entirety to read as follows:
“3.2 Authority of the Committee. The Committee shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any agreement or document ancillary to or in connection with this Plan, to determine eligibility for Grants and the right to make deferrals, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Committee may deem necessary or proper. Such authority shall include, but not be limited to, determining Grant recipients, establishing Grant and deferral terms and conditions, construing any ambiguous provision of the Plan, and, subject to Article 12, adopting modifications and amendments to this Plan, including without limitation, any that are necessary to comply with applicable laws.”
4. Section 3.3 of the Plan is amended in its entirety to read as follows:
“3.3 Delegation. The Administrator and Committee may delegate to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or Administrator or any individuals to whom they have delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility they may have under this Plan.”
5. Section 4.3 of the Plan is amended in its entirety to read as follows:
“4.3 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in its sole discretion, in order to prevent dilution or enlargement of Directors’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Grants, the Annual Grant Limits, and other value determinations applicable to outstanding Grants.
The Committee, in its sole discretion, may also make appropriate adjustments in the terms of any Grants under this Plan to reflect or relate to such changes or distributions and to modify any other terms of outstanding Grants. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Directors under this Plan.

Notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Committee may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate.”
6. Section 6.1 of the Plan shall be revised to delete the last sentence therefrom, and shall accordingly read as follows:
“6.1 Annual Grants. Effective for each Compensation Year, the Company will grant to each Director a number of Shares for that Compensation Year. The number of Shares granted to each Director shall be determined by (i) dividing the amount of each Director’s cash retainer for the Compensation Year by the Fair Market Value of the Shares on the first day of the Compensation Year (which date is the Grant Date for purposes of this Plan), and (ii) rounding such number of Shares up to the nearest whole Share, provided, however, that the Committee may revise the foregoing formula for any year without shareholder approval, subject to the Plan’s overall Share limits.”
7. Section 6.3 of the Plan shall be amended in its entirety to read as follows:
“6.3 Limits on Shares. The Committee shall have the authority to increase the number of Shares granted to each Director during a Compensation Year but in no event shall the amount granted exceed the limits set forth in Article 4 above.”
8. Section 6.4 of the Plan shall be amended in its entirety to read as follows:
“6.4 Vesting of Shares. Unless otherwise determined by the Committee or Board, each Director’s Shares pursuant to a Grant (including the Shares of Directors whose Grants were subject to Section 6.2) shall become immediately vested and non-forfeitable on the Grant Date.”
9. Sections 6.5, 6.6, and 6.7 of the Plan shall all be amended in their entirety to read as follows:
“6.5 RESERVED.
6.6 RESERVED.
6.7 RESERVED.”
10. Section 12.1 of the Plan shall be amended in its entirety to read as follows:
“12.1 Amendment, Modification, Suspension, and Termination. The Committee, subject to approval of the Board, may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part; provided, however, that, without the prior approval of the Company’s shareholders, no such amendment shall increase the number of Shares that may be granted to any Director, except as otherwise described in this Plan, or increase the total number of Shares that may be granted under the Plan. In addition, any amendment of the Plan must comply with the rules of the NYSE and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.”
11. Section 12.3 of the Plan shall be amended in its entirety to read as follows:
“12.3 Adjustment of Grants Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the criteria included in, Grants in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Directors under this Plan.”
12. Section 13.1 of the Plan shall be amended in its entirety to read as follows:
“13.1 Forfeiture Events. Any Shares granted under this Plan will be subject to recoupment in accordance with any clawback policy that the Company currently has in effect, or is required to adopt or modify, pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Sarbanes-Oxley Act of 2002, or other applicable law (“Clawback Policy”). In addition, the Committee or the Board may impose such clawback, recovery or recoupment provisions on any Shares granted under this Plan as the Committee determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired Shares or other cash or property.”

13. Section 13.12 of the Plan shall be amended in its entirety to read as follow:
“13.12 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Director.
14. The provisions of this First Amendment shall be effective as of October 31, 2023.
IN WITNESS WHEREOF, the Corporation by its duly authorized officer has caused these presents to be signed this 31st day of October, 2023.

TEXAS PACIFIC LAND CORPORATION

By:	/s/ Micheal Dobbs
Micheal Dobbs, Administrator